Registration  No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DILLARD’S, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	71-0388071
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1600 CANTRELL ROAD

LITTLE ROCK, ARKANSAS 72201

501-376-5200

(Address of Principal Executive Offices)

DILLARD’S, INC. INVESTMENT & EMPLOYEE STOCK OWNERSHIP PLAN

(formerly, the Dillard Department Stores, Inc. Retirement Plan)

(Full title of the plan)

James I. Freeman

Senior Vice President and

Chief Financial Officer

Dillard’s, Inc.

1600 Cantrell Road

Little Rock, Arkansas 72201

501-376-5200

(Name, address, and telephone number, including area code, of agent for service)

With a copy to:

Daniel L. Heard

Kutak Rock LLP

124 West Capitol, Suite 2000

Little Rock, Arkansas 72201

501-975-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Class A Common Stock, par value $.01 per share	3,000,000 shares	$65.28	$195,840,000	$22,443.26

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), the number of shares of Class A Common Stock registered hereunder includes such indeterminate number of additional shares of Class A Common Stock as may be offered or issued in the future to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Dillard’s, Inc. Investment & Employee Stock Ownership Plan.

(2)

Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, based upon the average of the high and low sales prices of the shares of the registrant’s Class A Common Stock as reported on the New York Stock Exchange on May 18, 2012.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 3,000,000 shares of Class A Common Stock, par value $0.01 per share, of Dillard’s, Inc. (the “Company” or the “Registrant”) to be issued pursuant to the Dillard’s, Inc. Investment & Employee Stock Ownership Plan (formerly, the Dillard Department Stores, Inc. Retirement Plan) (the “Plan”). Accordingly, the contents of the earlier registration statement on Form S-8 (File No. 333-167937) filed with the United States Securities and Exchange Commission (the “Commission”) on July 1, 2010 are incorporated by reference in this Registration Statement to the extent not modified hereby.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed or furnished by the Company or the Plan with the Commission are incorporated by reference herein:

(a)                                 The Company’s annual report on Form 10-K for the fiscal year ended January 28, 2012 and filed on March 22, 2012, and the Plan’s annual report on Form 11-K for the fiscal year ended December 31, 2010 and filed on June 20, 2011;

(b)                                 The Company’s periodic reports on Form 8-K filed on February 29, 2012 and April 13, 2012; and

(c)                                  The description of the Company’s Class A Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on June 8, 1989, and any amendment or report filed with the Commission for the purpose of updating such description.

All documents subsequently filed by the Company or the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any statement modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 8.  Exhibits.

See attached exhibit index following the signature page, which is incorporated herein by reference.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, this 23rd day of May, 2012.

DILLARD’S, INC.

By:	/s/ James I. Freeman
Name:	James I. Freeman
Title:	Senior Vice President and Chief
Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS: That the undersigned, a director or officer, or both, of Dillard’s, Inc. (“Dillard’s”), acting pursuant to authorization of the Board of Directors of Dillard’s, hereby appoints James I. Freeman and Paul J. Schroeder, Jr., or any one of them, attorneys-in-fact and agents for me and in my name and on my behalf, individually and as a director or officer, or both, of Dillard’s, to sign a Registration Statement on Form S-8, together with all necessary exhibits, and any amendments (including post effective amendments) and supplements thereto, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to (i) the issuance and sale of up to 3,000,000 shares of Class A Common Stock, $.01 par value, of Dillard’s to be issued and delivered in accordance with the Dillard’s, Inc. Investment & Employee Stock Ownership Plan (formerly, the Dillard Department Stores, Inc. Retirement Plan) (the “Plan”); and (ii) an indeterminate number of interests to be offered or sold pursuant to the Plan, and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ William Dillard, II	Chief Executive Officer and	May 19, 2012
William Dillard, II	Director
(Principal Executive Officer)

/s/ Alex Dillard	President and Director	May 19, 2012
Alex Dillard

/s/ James I. Freeman	Senior Vice President, Chief	May 19, 2012
James I. Freeman	Financial Officer and
(Principal Financial Officer and Principal	Director
Accounting Officer)

/s/ Mike Dillard	Executive Vice President	May 19, 2012
Mike Dillard	and Director

/s/ Drue Matheny	Executive Vice President	May 19, 2012
Drue Matheny	and Director

/s/ Frank R. Mori	Director	May 19, 2012
Frank R. Mori

/s/ J.C. Watts, Jr.	Director	May 19, 2012
J.C.Watts, Jr.

/s/ Robert C. Connor	Director	May 19, 2012
Robert C. Connor

/s/ Nick White	Director	May 19, 2012
Nick White

/s/ Warren A. Stephens	Director	May 19, 2012
Warren A. Stephens

/s/ H. Lee Hastings, III	Director	May 19, 2012
H. Lee Hastings, III

/s/ R. Brad Martin	Director	May 19, 2012
R. Brad Martin

The Plan.  Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, this 23rd day of May, 2012.

DILLARD’S, INC. INVESTMENT & EMPLOYEE STOCK OWNERSHIP PLAN

By:	/s/ Phillip R. Watts
Name:	Phillip R. Watts
Title:	Administrator

EXHIBIT INDEX

Number	Description

5.1	Opinion of Kutak Rock, LLP.

5.2

In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5) of Regulation S-K, the Company hereby confirms that it has submitted the Plan and undertakes that it will submit all amendments thereto to the Internal Revenue Service (the “IRS”) in a timely manner, and that it has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

23.1	Consent of Kutak Rock, LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of KPMG LLP.

23.3	Consent of PricewaterhouseCoopers LLP.

23.4	Consent of Crowe Horwath LLP.

24.1	Power of Attorney (included on signature page of the Registration Statement).